Exhibit 10.1

NEKTAR THERAPEUTICS

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of March 4, 2024 (the “Effective Date”), by and between NEKTAR THERAPEUTICS, a Delaware corporation (the “Company”), and TCG Crossover Fund II, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company has agreed to sell, a pre-funded warrant (the “Pre-Funded Warrant”), in the form attached hereto as Exhibit A, to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon exercise of the Pre-Funded Warrant, the “Warrant Shares”). The Pre-Funded Warrant and Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree, severally and not jointly, as follows:

SECTION 1. AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of the Securities to the Purchaser on the terms and subject to the conditions set forth in this Agreement.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

2.1 Purchase. At the Closing, the Company will issue, sell and deliver to the Purchaser, and the Purchaser will purchase, from the Company, the Pre-Funded Warrant to purchase 25,000,000 Warrant Shares at a price per Warrant Share of $1.20, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing (the “Purchase Price”). For the sake of clarity, the exercise price to acquire each Warrant Share issued pursuant to the Pre-Funded Warrant shall be $0.0001.

2.2 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(c) “GAAP” means United States generally accepted accounting principles.

(d) “Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority (including the Trading Market), instrumentality, agency, commission or body and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

(e) “Knowledge of the Company” shall mean, with respect to the Company, the actual knowledge, following due inquiry, of any executive officer of the Company.

(g) “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding or any other legally enforceable requirement.

(h) “Material Adverse Effect” means any change, event, development, condition, occurrence or effect that, individually or in the aggregate with all other changes, events, developments, conditions, occurrences or effects (a) is, or could reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities or results of operations of the Company and its subsidiaries considered as one enterprise, or (b) materially impairs the ability of the Company to comply, or prevents the Company from complying, with its material obligations with respect to the Closing or would reasonably be expected to do so, or (c) is, or could reasonably be expected to be, materially adverse to the validity of the Securities purchased hereunder or the legal authority of the Company to comply in all material respects with the terms of this Agreement; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under subclause (a) of this definition:

i.

any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, if the Company is not disproportionately affected thereby;

ii.	general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, if the Company is not disproportionately affected thereby;

iii.	any change that generally affects industries in which the Company conducts business, if the Company is not disproportionately affected thereby;

iv.	changes in Laws after the date hereof, if the Company is not disproportionately affected thereby;

v.	changes in GAAP after the date of this Agreement, if the Company is not disproportionately affected thereby;

vi.	any change resulting from the public announcement of this Agreement or the transactions contemplated hereby; or

vii.

any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions.

(i) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(j) “subsidiary” means any individual or entity the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act (as defined below).

(k) “Trading Day” means a day on which the Trading Market is open for trading.

(l) “Trading Market” means the Nasdaq Global Select Market.

All references herein to “subsidiaries” or “a subsidiary” of the Company (other than the references appearing in this Section 2.2 and Section 4.1) shall be disregarded, mutatis mutandis.

SECTION 3. CLOSING, CLOSING CONDITIONS AND CLOSING DELIVERIES.

3.1 Closing. The closing of the purchase and sale of the Securities pursuant to this Agreement (the “Closing”) shall occur on a Trading Day that is no later than the second (2nd) Trading Day following the Effective Date, subject to the satisfaction or waiver of all of the conditions set forth in Section 3.2 and the delivery of all of the closing deliveries set forth in Section 3.3 (such date, the “Closing Date”), at the offices of Foley & Lardner LLP, 525 University Avenue, Palo Alto, California 94301, or at such other time and place as may be agreed to by the Company and the Purchaser.

3.2 Closing Conditions.

(a) Mutual Closing Condition. There shall have been no Law enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity of competent jurisdiction that is in effect and makes illegal or otherwise prohibits or materially delays the consummation of the Closing.

(b) Conditions to Purchaser’s Obligations. The Purchaser’s obligation to purchase the Securities at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

i.

The Company’s representations and warranties in Section 4 shall be true and correct in all material respects at the date of the Closing (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects).

ii.

The Company shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing, or any breach or failure to do so has been cured.

iii.	There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

iv.	From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “Commission”) or the Trading Market.

v.

The Company shall have filed with the Trading Market a Listing of Additional Shares notification form for the listing of the Warrant Shares. No objection shall have been raised by the Trading Market with respect to the consummation of the transactions contemplated by this Agreement.

vi.	The Company shall have delivered the closing deliverables set forth in Section 3.3 to the Purchaser.

vii.

The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by this Agreement, including the waiver of any applicable registration rights that could affect the rights of the Purchaser hereunder, all of which shall be in full force and effect.

(c) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Securities at the Closing to the Purchaser is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

i.

The Purchaser’s representations and warranties in Section 5 shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

ii.

The Purchaser shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by it on or before the Closing, or any breach or failure to do so has been cured.

iii.	The Purchaser shall have delivered the closing deliverables set forth in Section 3.4 to the Company.

3.3 Company Closing Deliveries.

(a) Issuance of the Pre-Funded Warrant at the Closing. At the Closing, the Company will deliver or cause to be delivered to the Purchaser (or the Purchaser’s designated custodian per its delivery instructions) a PDF copy of the Pre-Funded Warrant purchased by the Purchaser (with the original Pre-Funded Warrant to be delivered to Purchaser within five (5) Business Days of Closing), registered in the Purchaser’s name. Such delivery shall be against payment of the Purchase Price therefor by the Purchaser of the Purchase Price.

(b) Secretary’s Certificate. At the Closing, the Purchaser shall have received a certificate signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Purchaser, (i) certifying the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder, (ii) certifying the current versions of the Company’s Certificate of Incorporation and Bylaws and (iii) attaching a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five Business Days of the Closing Date.

(c) Compliance Certificate. At the Closing, the Purchaser shall have received a certificate, in form and substance reasonably satisfactory to the Purchaser, signed by the President and Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 3.2(b).

(d) Opinion. At the Closing, the Purchaser shall have received an opinion of Goodwin Procter LLP, counsel for the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Purchaser.

3.4 Purchaser Closing Deliveries.

(a) Payment of the Purchase Price at Closing. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company, an amount equal to the Purchaser’s aggregate Purchase Price by wire transfer of immediately available funds to the Company’s account pursuant to wire instructions set forth in Schedule A.

(B) Other Deliverables. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company, an Internal Revenue Service Form W-9 (or any successor form), duly and validly executed by the Purchaser.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as disclosed in the SEC Documents (as defined below) prior to the Effective Date and only as and to the extent disclosed therein, the Company hereby represents, warrants and covenants to the Purchaser as follows:

4.1 Organization and Standing; Subsidiaries. The Company has been duly incorporated or organized and is validly existing and in good standing under the laws of Delaware or other jurisdiction of incorporation or organization, has full corporate or other power and authority necessary to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has no material subsidiaries.

4.2 Corporate Power; Authorization. The Company has all requisite corporate power and authority, and the Company and its Board of Directors have taken all requisite corporate action, to authorize, execute and deliver this Agreement and the Pre-Funded Warrant, to consummate the transactions contemplated herein and therein, including to sell, issue and deliver the Securities to the Purchaser, and to carry out and perform all of the Company’s obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

4.3 Issuance and Delivery of the Securities. The Pre-Funded Warrant has been duly authorized by the Company and when executed and delivered by the Company will be a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The issuance and delivery of the Pre-Funded Warrant is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person or any liens, encumbrances or restrictions, other than encumbrances under applicable securities laws. The Warrant Shares have been duly authorized and reserved for issuance and, when issued and delivered upon valid exercise of the Pre-Funded Warrant in accordance therewith, will be validly issued, fully paid and nonassessable, and not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person or any liens, encumbrances or restrictions, other than encumbrances under applicable securities laws or the Pre-Funded Warrant. Assuming the accuracy of the representations made by the Purchaser in Section 5, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

4.4 SEC Documents; Financial Statements; Independent Accountants. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act). The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed or furnished or will file or furnish in a timely manner all reports, schedules, forms, statements and other documents that the Company was or is required to file with the Commission under either the Securities Act or the Exchange Act, for the one year preceding the date hereof (the foregoing documents (together with any documents filed by the Company under the Securities Act or Exchange Act, whether or not required), and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the Commission, but excluding any information for which the Company has received confidential treatment from the Commission, being collectively referred to herein as the “SEC Documents”). As of their respective filing or furnishing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents (including any audited or unaudited financial statements and any notes thereto or schedules included therein) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective filing or furnishing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any SEC Documents. The Company meets all requirements for the use of Form S-3 under the Securities Act. The financial statements (including the notes thereto) of the Company set forth in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring adjustments). Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such Financial Statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The accountants who certified the Financial Statements are independent public accountants as required by the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.

4.5 Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As set forth in the SEC Documents as of the date set forth therein, all of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. Except as disclosed in the SEC Documents, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or voting debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Neither the execution of this Agreement nor the issuance of Common Stock or other securities pursuant to any provision of this Agreement or the Pre-Funded Warrant will give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights (including a rights distribution under any “poison pill” plan or similar arrangement). Other than the Common Stock, there are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), are included in the SEC Documents, and the Company shall not amend or otherwise modify the Certificate of Incorporation or Bylaws prior to the Closing. Except as disclosed in the SEC Documents, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.

4.6 Litigation. There are no legal, governmental or regulatory actions, suits, investigations, charges, claims, complaints, audits, inquiries or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries, before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to (a) challenge this Agreement or prohibit or delay the transactions contemplated herein or (b) have a Material Adverse Effect. Neither the Company nor any of its subsidiaries, is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

4.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or the Trading Market on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (i) the filing of a Listing of Additional Shares notification form with the Trading Market, which has been submitted by the Company, and (ii) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected by the Company in accordance with such laws.

4.8 No Default or Consents. Neither the Company nor any of its subsidiaries, is in violation or default under its organizational documents. Neither the execution, delivery or performance of this Agreement or the Pre-Funded Warrant by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including the issuance, sale and delivery by the Company of the Securities) will: (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either or them or any of their respective properties or businesses are bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or any of its subsidiaries or their securities are subject) applicable to the Company, or (ii) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws, except in the case of clause (i) as would not cause, either individually or in the aggregate, a Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

4.9 No Material Adverse Change. Since September 30, 2023, except as specifically disclosed in the SEC Documents, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, operations or financial conditions that would be required to be disclosed by the Company under applicable securities laws at the Effective Date that has not been publicly disclosed at least one Trading Day prior to the Effective Date.

4.10 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

4.11 No Integrated Offering. None of the Company or any of its Affiliates, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of the Trading Market.

4.12 Sarbanes-Oxley Act. The Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.

4.13 Intellectual Property. To the Knowledge of the Company, the Company and its subsidiaries own, possess, license or have rights to use, on terms that the Company believes to be commercially reasonable, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets, know-how and other similar rights that are necessary or material for use in connection with the businesses of the Company and its subsidiaries as described in the SEC Documents (collectively, the “Intellectual Property Rights”). Neither the Company nor any of its subsidiaries has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken commercially reasonable security measures to protect the secrecy and confidentiality of the Intellectual Property Rights (excluding any patents or patent applications that have or will become public), except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Company, all material licenses or other material agreements under which the Company is granted rights to Intellectual Property Rights, if any, are in full force and effect and there is no material default by any other party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements, if any, do not have and did not have all requisite power and authority to grant the rights to the intellectual Property Rights purported to be granted thereby.

4.14 Disclosure. The Company understands and confirms that the Purchaser will rely on the representations, warranties and covenants set forth in this Section 4 in effecting the transactions contemplated by this Agreement. All due diligence materials regarding the Company and its business and the transactions contemplated hereby (including the information referred to in Section 5.8 hereof), furnished by or on behalf of the Company to the Purchaser upon its request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company understands and agrees that the Purchaser, in making its decision to enter into this Agreement and purchase its Securities, will rely on such due diligence materials and SEC Documents.

4.15 Contracts.

(a) Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.

(b) The Material Contracts to which the Company or any of its subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or such subsidiary and constitute the legal, valid and binding agreements of the Company or such subsidiary, enforceable by and against the Company and its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws. Neither the Company nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any of the Material Contracts. Neither the Company nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any of the Material Contracts. To the Knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, the Company has not received written notice of the foregoing or from the counterparty to any Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Material Contract (whether as a result of a change of control or otherwise).

4.16 Properties and Assets. The Company and its subsidiaries have good and marketable title to all the properties and assets described as owned by them in the latest Financial Statements set forth in the SEC Documents, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (a) those, if any, reflected in such Financial Statements or (b) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or any subsidiary. The Company and its subsidiaries hold their respective leased properties under valid and binding leases, except as would not have a Material Adverse Effect.

4.17 Compliance and Regulatory. The Company and its subsidiaries are in compliance with all applicable Laws of the jurisdictions in which they are conducting their business, including all applicable local, state and federal environmental Laws (including Laws relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances), and all applicable Laws enforced by the United States Food and Drug Administration (the “FDA”), (including the Federal Food, Drug And Cosmetic Act, as amended, and the regulations promulgated thereunder) or any applicable laws enforced by equivalent Governmental Entities outside the United States, except where failures to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any preclinical tests and studies or clinical trials conducted by, on behalf of, or sponsored by the Company or any of its subsidiaries (“Studies”), were and, if still pending, are being conducted in all material respects in accordance with all applicable laws and regulations and protocols governing the conduct of such Studies, the protocols, procedures and controls submitted to the FDA or any foreign governmental body exercising comparable authority (together with the FDA, the “Regulatory Authorities”), and any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such preclinical tests and studies and clinical trials. The descriptions of the Studies contained in the SEC Documents are accurate in all material respects; to the Knowledge of the Company, there are no other preclinical studies and clinical trials, the results of which are inconsistent with or would call into question the results described in the SEC Documents in any material respect when viewed in the context in which such results are described and the stage of development of the Company’s product candidates; and neither the Company nor any of its subsidiaries has received any written notice or correspondence from the FDA or any other Regulatory Authority or institutional review board exercising comparable authority requiring or threatening the termination, suspension, or clinical hold of Studies, where such termination, suspension or clinical hold would reasonably be expected to have a Material Adverse Effect, and to the Knowledge of the Company, there are no reasonable grounds for the same.

4.18 Taxes. The Company and its subsidiaries have filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries) and have timely paid or accrued all taxes shown as due thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), including interest and penalties, and, to the Knowledge of the Company, there is no tax deficiency that has been or might be asserted or threatened against it or them that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There are no liens for material taxes upon the assets of the Company or any of its subsidiaries other than for current taxes not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the SEC Documents.

4.19 Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.20 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is prudent and customary for the businesses of the Company and its subsidiaries, including directors’ and officers’ liability insurance and insurance, all of which insurance is in full force and effect.

4.21 Price of Common Stock. The Company has not taken, and will not take, and no Person acting on its behalf has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.22 Governmental Permits, Etc. The Company and its subsidiaries have all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, including, without limitation, all such certificates, approvals, authorizations, exemptions, licenses and permits required by the FDA or any other comparable Governmental Entities, including other Regulatory Authorities (collectively, “Permits”), except where the failure to possess such Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice requiring or threatening any revocation or modification of any such Permits, where such revocation or modification would reasonably be expected to have a Material Adverse Effect.

4.23 Internal Control over Financial Reporting; Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. To the Knowledge of the Company, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. The Company’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

4.24 Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries, has, in the course of its actions for, or on behalf of, the Company or any subsidiary (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 or any similar Law; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.25 Employee Relations. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its subsidiaries, exists or, to the Knowledge of the Company, is threatened or imminent. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

4.26 ERISA. The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any subsidiary would have any material liability; neither the Company nor any of its subsidiaries has not incurred or expects to incur material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any of its subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the Knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.27 Registration Rights and Other Stockholder Agreements. Except as set forth in this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act covering the transfer of any securities of the Company and there are no other stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

4.28 Trading Market Compliance. Except as disclosed in the SEC Documents, the Company has not, in the previous twelve (12) months, received, nor is there any reasonable basis for, (i) written notice from the Trading Market that the Company is not in compliance with the listing or maintenance requirements of the Trading Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Trading Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. Except as disclosed in the SEC Documents, the Company is in compliance with all listing and maintenance requirements of the Trading Market on the date hereof.

4.29 No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Knowledge of the Company, any Company Covered Person (as defined below), except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

4.30 OFAC. None of the Company, any of its subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or representative of the Company or any of its subsidiaries is a Person that is, or is more than 50 percent owned in the aggregate by or acting on behalf of one or more Persons that are, currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business (i) with any Person, or in any country or territory, that, at the time of such funding, is a designated target of Sanctions, (ii) in or involving a country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

4.31 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

4.32 Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

4.33 No Additional Agreements. The Company has no other agreements or understandings (including side letters) with any other Person to purchase Securities on terms more favorable to the Purchaser than as set forth herein.

4.34 Transactions with Affiliates. To the Knowledge of the Company, none of the officers or directors of the Company, the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

4.35 Security. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Knowledge of the Company, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability, continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (ii) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined in Section 4.36). To the Knowledge of the Company and except as would not reasonably be expected to have a Material Adverse Effect, during the past three (3) years, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data.

4.36 Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security Laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including, in each case to the extent applicable, HIPAA, the California Consumer Privacy Act, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, materially comply with, and take reasonable steps designed to ensure material compliance with their policies and procedures relating to data privacy and security, and the Processing of Personal Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at all times since January 1, 2022 provided accurate notice of its Privacy Statements then in effect to its clients, employees, third party vendors and representatives where such notice is required by Privacy Laws. None of the disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further represents that neither it nor any of its subsidiaries: (i) has received written notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

The Purchaser represents and warrants to and covenants with the Company that:

5.1 Risk. The Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Securities. The Purchaser (a) has conducted its own investigation of the Company and the Securities, (b) has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make its decision to purchase the Securities, (c) has been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Securities, and (d) has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and has the ability to bear the economic risks of its prospective investment in the Securities and can afford the complete loss of such investment.

5.2 Purchase for Investment. The Purchaser is acquiring the Securities pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other Persons regarding the distribution of such Securities, except in compliance with Section 5.4.

5.3 Reliance. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities. If any of the representations and warranties made by the Purchaser herein are no longer accurate in all material respects prior to Closing, the Purchaser shall promptly notify the Company. If the Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.4 Compliance with the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

5.5 Accredited Investor. The Purchaser is (a) a qualified purchaser (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended), (b) a qualified institutional buyer (as defined in Rule 144A of the Securities Act), and/or (c) an accredited investor as described in Rule 501(a)(1), (2), (3) or (7) of the Securities Act. Accordingly, the Purchaser understands that the offering of the Securities meets the exemptions from filing under Financial Industry Regulatory Authority (“FINRA”) Rule 5123(b)(1)(B), (C) or (J).

5.6 Power and Authority. The Purchaser has all requisite corporate power, and has taken all requisite corporate action, to authorize, execute and deliver this Agreement and each of the other agreements and instruments contemplated herein to which the Purchaser is a party, to consummate the transactions contemplated herein and therein and to carry out and perform all of the Purchaser’s obligations hereunder and thereunder. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

5.7 Broker Dealer. The Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act.

5.8 Sophisticated Investor. The Purchaser (a) acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Pre-Funded Warrant and Warrant Shares, and further acknowledges that the Company is entering into this Agreement in reliance on this acknowledgment, (b) is an institutional account as defined in FINRA Rule 4512(c), (c) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (d) has exercised independent judgment in evaluating our participation in the purchase of the Securities.

5.9 Other Securities Transactions. The Purchaser has not, either directly or indirectly through an Affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby until the date hereof, except as set forth in filings made with the Commission pursuant to the Exchange Act. Notwithstanding the foregoing, (a) in the case of the Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (b) in the case of the Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with the Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transactions contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers.

5.10 Independent Advice. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser by or on behalf of the Company in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.11 Legends. The Purchaser understands that, until such time as the Securities may be sold pursuant to an effective registration statement or Rule 144 under the Securities Act (“Rule 144”) (or any other applicable exemption from the registration requirements under the Securities Act), any certificates representing the Securities, whether maintained in a book entry system or otherwise, will bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE FROM IT OF SUCH RESALE RESTRICTIONS.”

In addition, any stock certificates, whether maintained in a book entry system or otherwise, representing the Securities may contain any legend required by the blue sky laws of any state to the extent such laws are applicable to the sale of such Securities hereunder. The Company shall promptly help facilitate the removal of such legend as soon as it is legally permitted to do so under Rule 144, or to facilitate any transfer of the Securities under Rule 144 that may be requested by the Purchaser, but shall not be obligated to incur any material, noncustomary costs or expenses in taking such actions other than as set forth herein.

5.12 Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Purchaser represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.13 Beneficial Ownership. The purchase by the Purchaser of the Securities issuable to it at the Closing will not result in the Purchaser (individually or together with any other Person with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities, where such aggregation would be made according to Section 13(d) of the Exchange Act) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that each Closing shall have occurred (including assuming the effectiveness of any “blocker” or similar limitations on beneficial ownership contained in the applicable documentation for the Securities).

SECTION 6. REGISTRATION OF THE SECURITIES AND COMPLIANCE WITH THE SECURITIES ACT.

6.1 Registration Procedures and Expenses.

(a) Secondary Registration Statement. The Company shall prepare and file, on or before the date that is ninety (90) days after the Closing (the “Filing Deadline”), with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to use Form S-3, in which case such registration shall be on Form S-1) to register for resale the Warrant Shares (together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by the Purchaser, the “Registrable Securities”), as appropriate (the “Secondary Registration Statement”), relating to and providing for the resale of the Warrant Shares by the Purchaser on a continuous basis pursuant to Rule 415 under the Securities Act or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Purchaser may reasonably specify. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities on the Secondary Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities (and notwithstanding that the Company used diligent efforts to advocate with the staff of the Commission for the registration of all or a greater portion of the Registrable Securities), the Secondary Registration Statement shall register for resale such number of Registrable Securities that is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities for which resale is to be registered for each selling shareholder named in the Secondary Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company amend the Secondary Registration Statement or file one or more new registration statement(s) (such amendment or new registration statement, a “Remainder Registration Statement”) to register such additional Registrable Securities not included in the Secondary Registration Statement and cause such Remainder Registration Statement to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Remainder Registration Statement (the “Remainder Effectiveness Deadline”); provided, that the Remainder Effectiveness Deadline shall be extended to sixty (60) calendar days after the filing of such Remainder Registration Statement if the SEC notifies the Company that it will “review” such Remainder Registration Statement; provided, further, notwithstanding the foregoing, that the Company shall use reasonable best efforts to have such Remainder Registration Statement declared effective within five (5) business days after the date the Company is notified orally or in writing (whichever is earlier) by the Commission that such Remainder Registration Statement will not be reviewed or will not be subject to further review. Any failure by the Company to file the Secondary Registration Statement by the Filing Deadline or to effect the Secondary Registration Statement by the Effectiveness Deadline or the Remainder Registration Statement by the Remainder Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Secondary Registration Statement or Remainder Registration Statement set forth in this Section 6.1(a).

(b) The Company shall use its reasonable best efforts, subject to receipt of necessary information from the Purchaser, to cause the Commission to declare a Secondary Registration Statement covering the Warrant Shares effective as soon as practicable after the date of the filing thereof and in any event no later than the earlier of (i) thirty (30) days after such filing and (ii) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Secondary Registration Statement will not be reviewed or will not be subject to further review (in either case, such date, the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to sixty (60) calendar days after the filing of such Secondary Registration Statement if the SEC notifies the Company that it will “review” such Secondary Registration Statement.

(c) The Company shall promptly prepare and file with the Commission such amendments and supplements to the Secondary Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Secondary Registration Statement effective until the earliest of (i) such time as all of the Warrant Shares purchased by the Purchaser pursuant to the terms of this Agreement have been sold pursuant to the Secondary Registration Statement, or (ii) such time as the Warrant Shares become eligible for resale by non-Affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) or any other rule of similar effect.

(d) Upon notification by the Commission that the Secondary Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall within five (5) Business Days following the date of such notification request acceleration of such Secondary Registration Statement (with the requested effectiveness date to be not more than two Business Days later).

(e) The Company shall furnish to the Purchaser with respect to the Warrant Shares registered under any Secondary Registration Statement (and to each underwriter, if any, of such Warrant Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Warrant Shares by the Purchaser.

(f) The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 6.1 and the registration of the Warrant Shares pursuant to the Secondary Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any in connection with the offering of the Warrant Shares pursuant to the Secondary Registration Statement.

(g) In order to enable the Purchaser to sell the Warrant Shares under Rule 144, the Company shall use its reasonable best efforts to comply with the requirements of Rule 144, including without limitation, use its reasonable best efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.

(h) The Company shall provide the Purchaser a reasonable opportunity to review and comment on all disclosures regarding the Purchaser and any plan of distribution proposed by them in connection with the preparation of any Secondary Registration Statement not less than five (5) Business Days prior to the filing of such Secondary Registration Statement. Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name the Purchaser or Affiliate of the Purchaser as an “underwriter” without the prior written consent of the Purchaser; provided, that if the Commission requires that the Purchaser be identified as a statutory underwriter in either the Secondary Registration Statement or a Remainder Registration Statement, the Purchaser will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Secondary Registration Statement or Remainder Registration Statement, as the case may be, upon its prompt written request to the Company or (ii) be included as such in the Secondary Registration Statement or Remainder Registration Statement, as the case may be.

6.2 Restrictions on Transfer. The Purchaser agrees that it will not effect any disposition of the Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, unless and until (1) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (2) such disposition is otherwise permitted by law, including pursuant to the procedures set forth in Rule 144 or any other applicable exemption from the registration requirements under the Securities Act.

6.3 Indemnification. For the purpose of this Section 6.3: (i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including, without limitation, any general partner or managing member of the Purchaser, any investment adviser of the Purchaser, or any transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus (the “Prospectus”), free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Secondary Registration Statement referred to in Section 6.1.

(a) The Company agrees to indemnify and hold harmless the Purchaser and the Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that the Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, such consent not to be unreasonably withheld or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof or incorporated by reference therein, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A under the Securities Act, or pursuant to Rules 430B, 430C or 434 under the Securities Act, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, (ii) any violation or alleged violation by the Company or its agents of the Securities Act, the Exchange Act, or any other federal or state securities law or any rule or regulation thereunder, in connection with the performance or non-performance of its obligations under this Agreement or any action or inaction required of the Company in connection with any registration or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, breach of any covenant of the Company contained in this Agreement or any failure of the Company to perform its other obligations hereunder or under law, and will promptly reimburse the Purchaser and the Purchaser/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by the Purchaser or the Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the inaccuracy of any representation or warranty made by the Purchaser herein, (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b) The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person reasonably incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser, such consent not to be unreasonably withheld or delayed) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (i) the Purchaser’s aggregate liability under this Section 6 shall not exceed the amount of net proceeds received by the Purchaser on the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation, and (ii) the Purchaser will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Purchaser.

(c) Promptly after receipt by an indemnified party under this Section 6.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such approval shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of or consent to the entry of any judgment in any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement or judgment (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, (y) imposes no liability or obligation on the indemnified person and (z) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of the indemnified person. The indemnifying party shall notify the indemnified party promptly of the institution, threat or assertion of any proceeding in connection with, arising out of, as a result of, relating to or based upon the transactions contemplated by this Agreement of which the indemnifying party is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of any of the Securities by any of the Purchaser as permitted by this Agreement. Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the indemnified party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 6.3) shall be paid to such indemnified party, as incurred, within ten (10) Business Days of written notice thereof to the indemnifying party, provided that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such indemnified party is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 6.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 6.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Securities hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Securities purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount the Purchaser paid for the Securities that were sold pursuant to the Registration Statement and the amount received by the Purchaser from such sale. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 6.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 6.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.3, (i) no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Purchaser’s aggregate liability under this Section 6.3 shall not exceed the amount of net proceeds received by the Purchaser on the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification or contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.4 Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by the Purchaser, any deemed underwriter participating in any disposition pursuant to the Secondary Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any deemed underwriter, all financial and other records, pertinent corporate documents and properties of the Company.

6.5 Delay in Filing or Effectiveness of Secondary Registration Statement. If a Secondary Registration Statement covering the Warrant Shares is not filed on or prior to the Filing Deadline or is not declared effective by the Commission on or prior to the Effectiveness Deadline, then for each day following the Filing Deadline or Effectiveness Deadline, as applicable, until but excluding the date the Company files or the Commission declares the Secondary Registration Statement effective, as the case may be, the Company shall, for each such day, pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per thirty (30)-day period equal to 1.0% of the purchase price paid by the Purchaser for its Shares and Warrant Shares pursuant to this Agreement (calculated on a daily pro rata basis for any portion of such thirty (30)-day period prior to the cure of such failure); and for any such thirty (30)-day period (or earlier period if such failure is cured prior to thirty (30) days), such payment shall be made no later than three (3) Business Days following such thirty (30)-day period (or earlier period if such failure is cured prior to thirty (30) days). Notwithstanding the foregoing provisions, in no event shall the amount of Liquidated Damages payable by the Company to the Purchaser pursuant to this Section 6.5 exceed, in the aggregate, five percent (5.0%) of the aggregate purchase price paid by the Purchaser pursuant to this Agreement. Such payments shall be made to the Purchaser in cash.

SECTION 7. NO BROKER’S FEE.

Each of the Company and the Purchaser (on a several but not joint basis) hereby represents that no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7 being untrue.

SECTION 8. COVENANTS.

8.1 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D of the Securities Act. The Company will take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon the written request of the Purchaser.

8.2 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance, sale and delivery of the Securities to the Purchaser hereunder will be fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with and the Purchaser and its Affiliates shall have no obligation therefor.

8.3 Listing of Common Stock. The Company shall promptly secure the listing of the Warrant Shares upon the Trading Market and each other national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. The Company shall use its reasonable best efforts to maintain the Common Stock’s listing on the Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.3.

8.4 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrant.

8.5 [Reserved].

8.6 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

8.7 Legend Removal. The Company shall, at its sole expense, upon appropriate notice from the Purchaser stating that Registrable Securities have been sold pursuant to an effective Secondary Registration Statement, under Rule 144, or any other exemption from the registration requirements under the Securities Act, within two (2) Trading Days of such notice, cause its transfer agent to timely prepare and deliver certificates or book-entry shares representing the Warrant Shares to be delivered to a transferee pursuant to such sale, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as the Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent to provide opinions as may reasonably be required by the transfer agent in connection with the removal of legends, subject to the requirements under the Securities Act and the rules and regulations promulgated thereunder. The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Securities, following the delivery by the Purchaser to the Company or the Company’s transfer agent of either a legended certificate representing such Securities or, if the Securities are issued in book-entry form, a written request for legend removal: (i) following any sale of such Securities pursuant to

Rule 144 or any other applicable exemption from the registration requirements under the Securities Act, (ii) if such Securities are eligible for sale under Rule 144(b)(1), or (iii) following the time that the Secondary Registration Statement is declared effective. If a legend removal request is made pursuant to the foregoing, the Company will, no later than two (2) Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive legends or an equivalent book-entry position, as requested by the Purchaser. Certificates for Securities free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by the Purchaser. The Company warrants that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If the Purchaser effects a transfer of the Securities in accordance with Section 5.11, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Purchaser to effect such transfer. The Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 8.7 is predicated upon the Company’s reliance that the Purchaser will sell any such Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and the Purchaser shall deliver a certificate reasonably satisfactory to the Company to the foregoing effect. Prior to the Company and its transfer agent agreeing to a form of representation letter to be given in connection with any legend removal opinion, the Company shall allow each Purchaser to review such form and shall cooperate, reasonably and in good faith, and accept reasonable comments thereto from the Purchasers.

SECTION 9. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)	if to the Company, to:

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

Attn: [***]

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

601 Marshall Street

Redwood City, California 94063

Attn: Sam Zucker

Email: szucker@goodwinlaw.com

or to such other Person at such other place as the Company shall designate to the Purchaser in writing; and

(b)	if to the Purchaser, to:

TCG Crossover Fund II, L.P.

705 High Street

Palo Alto, California 94301

Attn: Craig Skaling

Email: [***]

with a copy to (which shall not constitute notice):

Foley & Lardner LLP

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attn: Clyde Tinnen

Email: ctinnen@foley.com

or to such Person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 10. MISCELLANEOUS.

10.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing wavier in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. The failure of any party at any time to require another party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation.

10.2 Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” All references in this Agreement to “dollars” or “$” shall mean United States dollars. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” or “includes” means “including without limitation” or “includes without limitation.”

10.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.4 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities. The agreements and covenants contained herein shall survive for the applicable statute of limitations.

10.5 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its or any other jurisdiction’s choice of law rules. Any and all disputes arising out of, concerning, or related to this Agreement, or to the interpretation, performance, breach or termination thereof shall be referred to and resolved by the federal courts located in New York, New York or, to the extent no such court does not have subject matter jurisdiction, the state courts of the State of New York located in New York, New York (the

“Specified Courts”). Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Specified Courts, waives any objection to the laying of venue of any suit, action or proceeding brought in such courts and waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.6 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

10.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may not assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that the Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of the Securities in a transaction complying with applicable securities laws without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Purchaser. The Company may not assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the Purchaser. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Pre-Funded Warrant”, or “Warrant Shares” shall be deemed to refer to the securities received by the Purchaser in exchange therefor in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.3 and this Section 10.8.

10.9 Entire Agreement. This Agreement and the other documents and instruments delivered pursuant hereto or thereto, including the exhibits and schedules hereto or thereto, constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof, provided, that any confidentiality agreement that the Company and the Purchaser may have entered into in contemplation of potentially entering into this Agreement, shall survive in accordance with its terms and provisions.

10.10 Payment of Fees and Expenses. Except as otherwise provided herein or in the other documents or instruments contemplated hereby, each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

10.11 Further Actions. Each party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.12 Securities Law Disclosure. By no later than 9:00 A.M., New York City time, on the Trading Day immediately following the Effective Date (provided that, if this Agreement is executed between midnight and 9:00 A.M., New York City time on any Trading Day, no later than 9:01 A.M. on the Effective Date), the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission (the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Agreement; provided, that the Purchaser shall be given a reasonable opportunity to review and comment on the disclosure contained in the Disclosure Document prior to issuance or filing). In addition, unless it has already done so by filing the Disclosure Document, on or before the fourth (4th) Business Day following the Effective Date, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated by this Agreement. From and after the issuance of the Disclosure Document, no Purchaser shall be in possession of any material non-public information received from the Company or from any other representative of the Company in connection with the transactions contemplated by this Agreement. Except for the Disclosure Document and the Current Report on Form 8-K contemplated by this Section 10.12, all public announcements regarding this Agreement shall be issued only in accordance with Section 10.14.

10.13 Termination. This Agreement (i) shall be terminated at any time prior to Closing automatically if the Closing has not been consummated on or prior to the fifth Business Day from the Effective Date, or (ii) may be terminated by the Purchaser if any of the conditions set forth in Section 3.2(a) or Section 3.2(b) shall have become incapable of fulfillment, and shall not have been waived by the Purchaser, provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties), and, upon such termination pursuant to this Section 10.14, any purchase price wired to the Company by the Purchaser shall be promptly returned to the Purchaser, but in no event later than the first Trading Day following such termination.

10.14 Public Announcement. The Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser without the prior written consent of the Purchaser (i) in any press release or marketing materials or (ii) in any filing with the Commission or any regulatory agency or Trading Market, except as required by U.S. federal securities law (A) in connection with any Secondary Registration Statement contemplated by this Agreement and (B) to the extent such disclosure is required by law, request of the Commission’s staff or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of and an opportunity to review such disclosure permitted under this subclause (ii).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

NEKTAR THERAPEUTICS

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASER:

TCG CROSSOVER FUND II, L.P.

By: TCG Crossover GP II, LLC
Its: General Partner

By:	/s/ Chen Yu
Name:	Chen Yu
Title:	Managing Member

EIN Number:	[***]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

SCHEDULE A

Company Wire Instructions

[Intentionally Omitted]

EXHIBIT A

[Form of Pre-Funded Warrant]

[Intentionally Omitted]